SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):
                               April 20, 1998


                                 NBTY, INC.
             --------------------------------------------------
             (Exact name of registrant as specified in charter)


              DELAWARE             0-10666           11-2228617
           ---------------       -----------       --------------
           (State or other       (Commission        (IRS Employer
           jurisdiction of        File No.)        identification
           incorporation)                              number)

                  90 Orville Drive, Bohemia, New York 11716
            ----------------------------------------------------
            (Address of principal executive office and zip code)

                Registrant's telephone number  (516) 567-9500
                                               --------------


ITEM 2.  Acquisition or Disposition of Assets
---------------------------------------------


      On April 20, 1998, NBTY, Inc. a Delaware corporation ("NBTY"), acquired all of the issued and outstanding capital stock of three affiliated privately held companies - Nutrition Headquarters, Inc. ("NHQ"); Lee Nutrition, Inc. ("Lee"); Nutro Laboratories, Inc. ("Nutro") and Brunswick Laboratories, Inc. ("Brunswick"), collectively referred to as the ("Nutrition Headquarters Group") for approximately 8.8 million shares of the Registrant's Common Stock. Nutro and Lee are well known catalog companies offering 2,300 private label and branded products of vitamins and nutritional supplements primarily under the Nutrition Headquarters, Lee Nutrition and Life's Finest brands. NHQ and Lee have each been in the mail order catalog business for 20 years, during which time, they have developed customer lists which include more than 1.5 million active names. Nutro and Brunswick manufacture over 700 national brands equivalent vitamins and nutritional supplement tablets and capsules, approximately 25% of which are for NHQ and Lee and the balance are contract manufacturing for other major domestic and foreign wholesalers, distributors and retailers. Currently Nutro and Brunswick produce over three billion tablets and capsules, and package over six million bottles annually. Management believes that NHQ's and Lee's mail order operations and Nutro's and Brunswick's manufacturing operations will complement NBTY's operations. The acquired companies had aggregate sales of approximately $77.4mm for the fiscal year ended September 1997. The merger was accounted for as a pooling of interests.

      The persons from whom the assets were acquired were:

      Michael C. Slade
      114 Piping Rock Road
      Matinecock, NY 11560

      Abraham Feldman Trust, F/B/O
      Ruth Slade, U/A 1/21/91
      c/o Ruth Slade
      114 Piping Rock Road
      Matinecock, NY 11560

      Abraham Feldman Trust, F/B/O
      Steven Lenger, U/A 1/21/91
      c/o Dr. E. Steven Lenger
      62 Independence Drive
      East Brunswick, NJ 08816

      Complete financial statements will be provided as required by Item 7 of Form 8-K.



                                  SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       NBTY, Inc.



                                       By: /s/ Harvey Kamil
                                           -----------------------------
                                           Harvey Kamil
                                           Executive Vice President


Dated: April 27, 1998